SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant[x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement

                                  [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Arguss Holdings, Inc.
                (Name of Registrant as Specified In Its Charter)

                              Arguss Holdings, Inc.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]   No fee required.
 [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)     Title of each class of securities to which transaction applies:


2) ___ Aggregate number of securities to which transaction applies:


3) ___ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


4) ___ Proposed maximum aggregate value of transaction:

5) ___ Total fee paid:


[ ]    Fee paid previously with preliminary materials:


[ ] __ Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:


2)       Form, Schedule or Registration Statement no.:


3)       Filing Party:


4)       Date Filed:

                              ARGUSS HOLDINGS, INC.
                                ONE CHURCH STREET
                            ROCKVILLE, MARYLAND 20850
                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1999
                    -----------------------------------------


To the Stockholders of Arguss Holdings, Inc.:

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Arguss Holdings, Inc. (the "Company") will be held on May 14, 1999 at 11:00 a.m., local time, in the Jaymont Auditorium at 780 Third Avenue, New York, New York, for the following purposes:

         1. To elect seven directors to serve for a term ending at the 2000 Annual Meeting;

         2. _______ To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1999; and

         3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Only holders of record of outstanding shares of Common Stock of the Company at the close of business on March 26, 1999 will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

                                     By Order of the Board of Directors

                                     /s/ H. Haywood Miller III
                                     H. Haywood Miller III
                                     EXECUTIVE VICE PRESIDENT
                                     AND SECRETARY
Rockville, Maryland
March 26, 1999


YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              ARGUSS HOLDINGS, INC.
                                ONE CHURCH STREET
                            ROCKVILLE, MARYLAND 20850
                       ----------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1999
                       -----------------------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to stockholders of Arguss Holdings, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Friday, May 14, 1999, at 11:00 a.m., local time, in the Jaymont Auditorium at 780 Third Avenue, New York, New York, and any adjournment or postponement thereof (the "Meeting").

         At the Meeting, stockholders will be asked to consider and vote upon two proposals: (1) the election of seven directors to serve until the 2000 Annual Meeting (the "Election of Directors") and (2) the ratification of the selection of the Company's independent auditors (the "Ratification of Auditors").

         This Proxy Statement is dated March 27, 1999 and is first being mailed to stockholders along with the related form of proxy on or about April 8, 1999.

         If a proxy in the accompanying form is properly executed and returned to the Company in time for the Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted FOR the Election of Directors and FOR the Ratification of Auditors and otherwise in the discretion of the proxy holders as to any other matter that may come before the Meeting.

REVOCABILITY OF PROXY

         Any stockholder of the Company who has given a proxy has the power to revoke it at any time before it is voted either (i) by filing a written revocation or a duly executed proxy bearing a later date with H. Haywood Miller III, Executive Vice President and Secretary of the Company, at Arguss Holdings, Inc., One Church Street, Rockville, Maryland 20850, or (ii) by appearing at the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the Meeting will be by ballot.

RECORD DATE, OUTSTANDING SECURITIES AND VOTES REQUIRED

         The Board of Directors of the Company has fixed the close of business on March 26, 1999 as the record date (the "Record Date") for determining holders of outstanding shares of Common Stock who are entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately 129 stockholders of record and 11,666,247 shares of Common Stock issued and outstanding.
Each share of Common Stock is entitled to one vote on each of the proposals.

         Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Meeting, but are deemed not to have voted on the proposals. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. Each proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting.

ACCORDINGLY, ABSTENTIONS, BROKER NON-VOTES OR THE FAILURE TO EITHER RETURN A PROXY OR TO ATTEND THE MEETING WILL BE DEEMED NOT TO HAVE VOTED ON THE ELECTION OF DIRECTORS AND THE RATIFICATION OF AUDITORS.

         The officers and directors of the Company will vote the shares of Common Stock beneficially owned or controlled by them (representing approximately 13.3% of the shares of Common Stock issued and outstanding) in favor of the Election of Directors and the Ratification of Auditors.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

         The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and shall have been qualified. Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office.

         The Board of Directors presently consists of seven persons. Each of the directors was elected as director of the Company at the Company's 1998 Annual Meeting of Stockholders.

         Unless a stockholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of Common Stock will vote FOR the election of each of the nominees listed below. The Board of Directors has no reason to believe that the nominees will decline or be unable to serve as Directors of the Company. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the Board of Directors.

         The following table sets forth the age and title of each nominee director and each executive officer of the Company who is not a director, followed by descriptions of such person's additional business experience during the past five years.

                        NOMINEES FOR ELECTION AS DIRECTOR

NAME                           AGE       POSITION

Rainer H. Bosselmann           56        Chairman of the Board, Chief Executive
                                         Officer, President and Director
Garry A. Prime                 56        Director
William A. Barker              55        Director
James D. Gerson                55        Director
Richard S. Perkins, Jr.        62        Director
John A. Rolls                  57        Director
Peter L. Winslow               68        Director

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

NAME                           AGE       POSITION

H. Haywood Miller III          39        Executive Vice President and Secretary
Arthur F. Trudel, Jr.          49        Chief Financial Officer and Treasurer

         RAINER H. BOSSELMANN. Mr. Bosselmann has been Chairman of the Board, Chief Executive Officer and a Director of the Company since October, 1996, and President of the Company since May, 1997. Since 1996, Mr. Bosselmann has served as a principal with Holding Capital Group, Inc., a firm engaged in mid-market acquisitions and investments. From 1991 through 1995, Mr. Bosselmann served as the President of Jupiter National, Inc. ("Jupiter National"), a business development company traded on the American Stock Exchange. Mr. Bosselmann was formerly Vice Chairman of Johnston Industries, Inc. a publicly owned diversified textile manufacturer, and Redlaw Industries, Inc. and Galtaco Inc., both of which are publicly-held holding companies. Mr. Bosselmann is a past director of Zoll Medical Corporation and numerous private companies.

         GARRY A. PRIME. Mr. Prime was Vice Chairman of the Board of the Company from 1996 to May, 1997, and a Director of the Company since 1993. From 1993 through October, 1996, Mr. Prime served as Chairman of the Board and Chief Executive Officer of the Company. He has been President of Sontek Industries, Inc., a marketer of medical devices, since 1986.

         WILLIAM A. BARKER. Mr. Barker has served as a Director of the Company since September, 1991. Since 1966, Mr. Barker has held numerous management positions within Markem Corporation, a privately-held manufacturer of in-plant product identification machinery, where he is presently Vice President, Manufacturing.

         JAMES D. GERSON. Mr. Gerson has served as a Director of the Company since January, 1992. In October, 1995, Mr. Gerson became Manager of the Hudson Capital Appreciation Fund, an affiliate of Fahnestock & Co. Inc., an investment banking firm. In March, 1993, Mr. Gerson became a Senior Vice President of Fahnestock Co., Inc. Mr. Gerson also serves as a director of the following public companies: Ag Services of America, Inc., a distributor of farm inputs; American Power Conversion Corp., a manufacturer of uninterruptible power supplies; Hilite Industries, Inc., a manufacturer of automobile components; Energy Research Corp., a developer of advanced power generation systems; and Evercel, Inc., a battery developer and manufacturer.

         RICHARD S. PERKINS, JR. Mr. Perkins has served as a Director of the Company since September, 1993. Since 1988, Mr. Perkins has served as a money manager at Reynders, Gray & Company, Boston.

         JOHN A. ROLLS. Mr. Rolls has served as a Director of the Company since May, 1996. Since February, 1996, Mr. Rolls has served as President and Chief Executive Officer of Thermion Systems International, a heating systems company. Prior to that time, from November, 1992 to February, 1996, Mr. Rolls was President and Chief Executive Officer of Deutsche Bank North America and from 1986 to 1992 Executive Vice President and Chief Financial Officer of United Technologies Corporation. Mr. Rolls also serves as a director of the following public companies: Bowater, Inc., a manufacturer of newsprint; and MBIA, Inc., an insurance company.

         PETER L. WINSLOW. Mr. Winslow has served as a Director of the Company since December, 1996. Since 1992, Mr. Winslow has been President and Chairman of Winslow, Evans & Crocker, Inc., a brokerage and financial services company, and its holding company. Mr. Winslow was also a director of Jupiter National from 1991 to 1996.

         H. HAYWOOD MILLER III. Mr. Miller has served as Executive Vice President of the Company since February, 1997, and Secretary of the Company since May, 1997. From 1990 to 1997, Mr. Miller was general counsel and portfolio manager of Jupiter National.

         ARTHUR F. TRUDEL, JR. Mr. Trudel has served as Chief Financial Officer of the Company since March, 1997, and Treasurer of the Company since May, 1997. From October, 1988 to March, 1997, Mr. Trudel was Senior Vice President and Chief Financial Officer of JHM Capital Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established an Audit Committee, the current members of which are Messrs. Barker, Gerson and Rolls; a Compensation Committee, the current members of which are Messrs. Perkins, Rolls and Winslow; and an Executive Committee, the current members of which are Messrs. Bosselmann, Gerson and Winslow. The Board of Directors has not established a Nominating Committee.

         The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent certified public accountants for the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent certified public accountants, review and approve nonaudit services of the independent certified public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices.

         The functions of the Compensation Committee are to review and determine the appropriateness of the compensation arrangements of the executive officers of the Company in light of such factors as individual and Company performance, that of executive officers of companies in similar industries and of comparable size and general economic conditions.

         The Executive Committee has been authorized to act on behalf of the full Board of Directors in instances where the convening of the entire Board of Directors is impractical or when the matter at issue is considered not to require consideration of the full Board.

         During 1998, the Board of Directors held four meetings, and one meeting of each of the Audit Committee and the Compensation Committee was held. The Executive Committee did not meet during 1998. During 1998, each Director of the Company attended all of the meetings of the Board of Directors and the meetings of any committee upon which he served, except that John Rolls attended 50% of the meetings of the Board of Directors.

DIRECTORS' COMPENSATION

         Each non-employee director of the Company is entitled to receive $500 for each meeting of the Board of Directors attended plus expenses. Messrs. Bosselmann and Prime receive no compensation for their services as Directors. The Directors receive no compensation for attending Committee meetings.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms received by it, the Company believes that during 1998 its officers, directors and stockholders holding greater than ten percent of the outstanding shares of the Company complied with all filing requirements applicable to them except that Messrs. Bosselmann, Miller and Trudel were each late in filing one Form 4 with respect to their 1998 stock option grants.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Rainer H. Bosselmann, the Chief Executive Officer of the Company, and the other most highly compensated executive officers of the Company in 1998. None of the named executive officers has an employment agreement with the Company.


==================================== ======================================== ============================= ====================
                                              ANNUAL COMPENSATION
                                     ------- ----------- ---------- ---------
NAME AND PRINCIPAL                                                                     LONG TERM                 ALL OTHER
POSITION                             YEAR    SALARY      BONUS      OTHER         COMPENSATION AWARDS          COMPENSATION
                                                                                  -------------------
                                                                                 SECURITIES UNDERLYING
                                                                                        OPTIONS
==================================== ------- ----------- ---------- --------- ----------------------------- ====================
RAINER H. BOSSELMANN                 1998     $150,000       -         -                   -                         -
   CHAIRMAN OF THE BOARD             1997     $132,692   $100,000      -                 50,000                      -
   AND CHIEF EXECUTIVE               1996       $9,615       -         -                150,000                      -
   OFFICER(1)                                                                                                        -
==================================== ------- ----------- ---------- --------- ----------------------------- ====================
H. HAYWOOD MILLER, III               1998     $120,000       -         -                   -                         -
   EXECUTIVE VICE PRESIDENT          1997      $95,940    $80,000      -                 30,000                      -
   AND  SECRETARY(2)                 1996       $6,079       -         -                100,000                      -

==================================== ======= =========== ========== ========= ============================= ====================
ARTHUR F. TRUDEL, JR.                1998     $120,000       -         -                   -                         -
   CHIEF FINANCIAL OFFICER           1997      $73,595    $80,000      -                 80,000                      -
   AND TREASURER(3)                  1996        -           -         -                   -                         -
                                                                                                                     -
==================================== ======= =========== ========== ========= ============================= ====================

(1) Mr. Bosselmann became Chairman of the Board and Chief Executive Officer of the Company on October 7, 1996.

(2)      Mr. Miller became Executive Vice President of the Company in February
         1997.

(3)      Mr. Trudel became Chief Financial Officer of the Company in March 1997.

AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

         The following table sets forth information with respect to the exercise of stock options by named executive officers during 1998, the number of unexercised stock options held by each named executive officer on December 31, 1998, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted during the years 1996 and 1997. All outstanding options were vested as of December 31, 1998, and, therefore, are currently exercisable.

----------------------------- --------------------- --------------------- ------------------- ---------------------

                                                                               Number of
                                                                               Securities             Value of
                                                                               Underlying           Unexercised
                                     Shares                               Unexercised Options       In-The-Money
                                  Acquired On              Value                   At                Options At
                                  EXERCISE (#)            REALIZED            YEAR-END (#)         YEAR-END($)(1)
Name                                                                          Exercisable           Exercisable
----------------------------- --------------------- --------------------- --------------------- ---------------------
Rainer H. Bosselmann                 17,000               $183,000              183,000              $2,383,000

----------------------------- --------------------- --------------------- --------------------- ---------------------
H. Haywood Miller III                  -                     -                  130,000              $1,748,000
----------------------------- --------------------- --------------------- --------------------- ---------------------
Arthur F. Trudel, Jr.                  -                     -                   80,000                $872,000

----------------------------- --------------------- --------------------- --------------------- ---------------------

-------------------
(1) The value of unexercised in-the-money options at December 31, 1998, was determined by taking the difference between the fair market value of the Company's Common Stock on December 31, 1998 and the option exercise price, multiplied by the number of shares underlying such options at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying the Company's Common Stock on the date of exercise.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of the Company is composed of three non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of the Company who are directors; and reviewing salaries, compensation and remuneration for all other officers of the Company. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. This is a report on the compensation philosophy of the Committee and its executive compensation activities during 1998.

REPORT ON EXECUTIVE COMPENSATION

         The Audit and Compensation Committee ("Committee") of the Board of Directors administers the compensation of the executive officers of the Company. During 1998, the Committee was composed of three directors who were not employed by the Company. The Committee's recommendations are subject to approval by the full Board. The following report is submitted by the Committee regarding compensation paid during 1998.

         The compensation program of the Company is designed to allow the Company to attract, motivate, and reasonably reward professional personnel who will effectively manage the assets of the Company and generate value over time for its shareholders. In recent years, the compensation mix has reflected a balance between an annual salary, incentive compensation and stock options.

         Salaries for all executive officers were established based on the individual's performance and general market conditions. Salary levels are intended to recognize the challenge of different positions, taking into consideration the type of activity of the position, the responsibility associated with the job, and the relative size of the operation. During fiscal 1998, the Committee determined the compensation of three executive officers whose salaries were not increased.

         In addition to paying a base salary, the Company in recent years has provided for incentive compensation which is tied to overall performance with a heavy emphasis on profitability. Individual awards are recommended by senior management for consideration and approval by the Committee.

         The Committee at various times awards stock options to certain executive officers of the Company in order to recognize their contribution and to further encourage them to focus on the long-term profitability of the Company. The size of individual stock option grants are related to an individual's performance and the individual's level or responsibility within the organization. The Committee's objective is to further encourage persons receiving stock options to think and act in a way to maximize the long-term value of the stock and increase shareholder value. Options are granted pursuant to the Company's incentive stock option plan. The exercise price of options when granted equals the market price of the stock on the date of grant. Employees' options vest over a one-year period and have a term of five to ten years. Directors' options vest over a one-year period and have a term of five years. During fiscal year 1998, no stock options were granted to executive officers.

Peter L. Winslow, Chairman
Richard S. Perkins, Jr.
John A. Rolls


PERFORMANCE GRAPH

         The following graph compares the cumulative return for the Company's Common Stock during the five years commencing January 1, 1994, with the NASDAQ US Stock Index and its designated Peer Group. The Company has selected Mastec, Inc., MYR Group, Inc., Able Telecom Holding Corp. and Dycom Industries, Inc. as its Peer Group. The graph assumes $100 was invested on January 1, 1994 in the Company's Common Stock and $100 in each of the NASDAQ US Stock Index and the Peer Group. The comparison assumes that all dividends are reinvested.

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


NASDAQ US      100     98     138     170     209     293
PEER GROUP     100     87     114     248     250     335
COMPANY        100     44     183     210     483     625
            -------- ------ ------- ------- ------- -------
              1993    1994   1995    1996    1997    1998


         The above is the tabular form of the performance graph that appears in the proxy statement. A paper copy of the performance graph has been submitted to the Division of Corporation Finance of the Securities and Exchange Commission.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with regard to the beneficial ownership of the Common Stock of the Company as of February 12, 1999 by (i) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock, (ii) each director,
(iii) the Company's Chief Executive Officer and the other three individuals named in the Summary Compensation Table and (iv) the directors and all executive officers as a group.


                                          Number of Shares of        Percent of
 Name and Address                            Common Stock              Common
 OF BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED         STOCK (2)
 ---------------------                    -------------------        ----------

 Rainer H. Bosselmann                        849,670  (3)               7.5%
 Garry A. Prime                              187,014  (4)               1.7%
 Richard S. Perkins, Jr.                      59,000  (5) (11)          *
 William A. Barker                            11,000                    *
 James D. Gerson                             445,696  (6) (7) (11)      3.9%
 John A. Rolls                                16,000  (11)              *
 Peter L. Winslow                             53,967  (8) (11)          *
 Dennis A. Nolin                             780,663                    7.2%
 Ronald D. Pierce                          1,500,000                   13.8%
 David A. Pouliotte                          790,963                    7.3%
 H. Haywood Miller III                       182,404  (9)               1.6%
 Arthur F. Trudel                             80,900  (10) (12)         *
 All Directors and Executive               1,885,651  (3) (4)          16.7%
 Officers as a group (9 persons)       (5)(6)(7)(8)(9)(10)(11)(12)




---------------------------
*Less than 1%

(1) The address for Messrs. Bosselmann, Prime, Barker, Gerson, Perkins, Rolls, Winslow, Nolin, Pierce, Pouliotte, Miller and Trudel is c/o Arguss Holdings, Inc., One Church Street, Rockville, Maryland 20850.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes options to purchase 183,000 shares of Common Stock held by Mr. Bosselmann which are presently exercisable. Does not include options to purchase 50,000 shares of Common Stock held by Holding Capital Group, Inc. which are presently exercisable and of which Mr. Bosselmann is a principal.

(4) Includes 116,348 shares of Common Stock owned by Sontek Industries, Inc., of which Mr. Prime is President, Director and a significant shareholder.

(5) Includes [37,000] shares of Common Stock held of record by Mr. Perkins' wife, in which Mr. Perkins disclaims any beneficial interest.

(6) Excludes [3,000] shares of Common Stock held of record by Mr. Gerson's wife, as custodian for two minor children, in which Mr. Gerson disclaims any beneficial interest.

(7) Includes 116,348 shares of Common Stock held by Sontek Industries, Inc., of which Mr. Gerson is a director and a significant shareholder.

(8) Includes [1,502] shares of Common Stock held of record by Mr. Winslow's spouse, in which Mr. Winslow disclaims any beneficial interest.

(9) Includes options to purchase 130,000 shares of Common Stock held by Mr. Miller which are presently exercisable and 70 shares owned by Mr. Miller's minor children.

(10) Includes options to purchase 80,000 shares of Common Stock held by Mr. Trudel which are presently exercisable.

(11) Includes options to purchase 10,000 shares of Common Stock held by Messrs. Perkins, Barker, Gerson, Rolls, and Winslow which are presently exercisable.

(12) Includes 400 shares of Common Stock held by minor children of Mr. Trudel in which Mr. Trudel disclaims any beneficial interest.


                               PROPOSAL NUMBER TWO

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The persons named in the enclosed proxy will vote to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accounting firm for the fiscal year ending December 31, 1999 unless otherwise directed by the stockholders. A representative of KPMG Peat Marwick is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.


         THE OFFICERS AND DIRECTORS OF THE COMPANY WILL VOTE THE SHARES OF COMMON STOCK BENEFICIALLY OWNED OR CONTROLLED BY THEM (REPRESENTING APPROXIMATELY 13.3% OF THE SHARES OF COMMON STOCK ISSUED AND OUTSTANDING) IN FAVOR OF THE ELECTION OF DIRECTORS AND THE RATIFICATION OF AUDITORS.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS AND THE RATIFICATION OF AUDITORS.


                              STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the Proxy Statement relating to the 2000 Annual Meeting, any proposal by a record holder of Common Stock must be received by the Company at its principal offices in Rockville, Maryland on or before December 9, 1999. A proponent of such a proposal must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

                                  SOLICITATION

         All costs and expenses associated with soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock and the Company will reimburse custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                              FINANCIAL STATEMENTS

         The balance sheets of the Company as of December 31, 1998 and 1997, the related statements of operations, stockholders' equity and cashflows and management's discussion and analysis of financial condition and results of operation for the three years then ended, are incorporated herein by reference to the Company's 1998 Annual Report to Securityholders.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other business or matters to be presented for consideration at the Meeting other than as set forth in the Notice of Meeting attached to this Proxy Statement. However, if any other business shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by the proxy as to any such matters.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON THE RECORD DATE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO SECRETARY, ARGUSS HOLDINGS, INC., ONE CHURCH STREET, ROCKVILLE, MARYLAND 20850.

PROXY CARD


 PROXY                       ARGUSS HOLDINGS, INC.                         PROXY

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1999
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints H. Haywood Miller III and Rainer H. Bosselmann, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of Arguss Holdings, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at 780 Third Avenue, New York, New York, on May 14, 1999, at 11:00 a.m. and at any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS  FOR all nominees listed below   WITHHOLD AUTHORITY  to
                          (except as marked to the        vote for all nominees
                          contrary below)                 listed below



(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Rainer H. Bosselmann, Garry A. Prime, William A. Barker, James D. Gerson, Richard S. Perkins, Jr., John A. Rolls, Peter L. Winslow.


2.   APPROVAL OF THE RATIFICATION OF AUDITORS.


     FOR                    AGAINST               ABSTAIN

3. As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

                              The directors recommend a vote FOR items 1 and 2.


         (Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AS PROPOSED.

PLEASE DATE, SIGN AND RETURN IN THE ENVELOPE PROVIDED.

(Please sign in the same form as name appears hereon. Dated ____________, 1999 Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, ___________________________ give title of officer signing).
                                                     ___________________________
                                                     Signature of Stockholder(s)










         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 1999.